Exhibit (c)(6)

Exhibit (c)(6)

CONFIDENTIAL & PRELIMINARY

Project Space

Discussion Materials

19 May 2011

Project Space

Morgan Stanley

CONFIDENTIAL & PRELIMINARY

Disclaimer

We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately.

We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance.

We have (i) assumed that any forecasted financial information contained herein reflects the best available estimates of future financial performance, and (ii) not made any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction, nor have we been furnished with any such appraisals. The purpose of this document is to provide the recipient with a preliminary valuation for discussion purposes in connection with the proposed transaction.

This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates.

Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

This document is provided by Morgan Stanley & Co. Incorporated and/or certain of its affiliates, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, Morgan Stanley & Co. International Limited, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd, Morgan Stanley Dean Witter Asia Limited, Morgan Stanley Dean Witter Australia Securities Limited, Morgan Stanley Dean Witter Australia Limited, Morgan Stanley Dean Witter Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International Limited Seoul Branch, Morgan Stanley Canada Limited and/or Morgan Stanley, S.V., S.A. Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein.

© Morgan Stanley and/or certain of its affiliates. All rights reserved.

CONFIDENTIAL & PRELIMINARY

Project Space

Summary of Earth Financial Projections

Based on Wall Street Research and Revised Management Case (1)

2011 Management Public Guidance

- Revenue
  - $1.105 - $1.135 Bn
- Adjusted EBITDA
  - $300 - $310MM
- Adjusted EPS
  - $1.00 - $1.06 per share

Revenue (2)


Street 2010 – 2014E CAGR: 7%
Mgmt 2010 – 2014E CAGR: 8%
$MM
1,600
1,400
1,200
1,000
800
600
918
1,002
1,129
1,140
1,206
1,202
1,281
1,267
1,364
1,335
2009A
2010A
2011E
2012E
2013E
2014E

	2009A	2010A	2011E	2012E	2013E	2014E
Street Growth		*9.1%*	*12.6%*	*6.5%*	*5.5%*	*5.3%*
Mgmt Growth			*9.1%*	*5.8%*	*6.3%*	*6.5%*

Adjusted EBITDA (2,3)


Street 2010 – 2014E CAGR: 9%
Mgmt 2010 – 2014E CAGR: 10%
$MM
500
400
300
200
100
0
240
268
303
305
332
329
359
358
389
380
2009A
2010A
2011E
2012E
2013E
2014E

	2009A	2010A	2011E	2012E	2013E	2014E
Street Margin		*26.8%*	*26.8%*	*27.4%*	*28.1%*	*28.5%*
Mgmt Margin			*26.8%*	*27.5%*	*28.0%*	*28.5%*

Adjusted Earnings Per Share (2,4)


Street 2010 – 2014E CAGR: 11%
Mgmt 2010 – 2014E CAGR: 12%
$ / share
1.8
1.2
0.6
0.0
$0.87
$0.92
$1.03
$1.04
$1.17
$1.15
$1.30
$1.30
$1.44
$1.40
2009A
2010A
2011E
2012E
2013E
2014E

	2009A	2010A	2011E	2012E	2013E	2014E
Street Growth		*5.7%*	*11.6%*	*12.3%*	*12.3%*	*8.3%*
Mgmt Growth			*12.9%*	*12.2%*	*11.5%*	*11.1%*

Levered Free Cash Flow (2,5)


Street 2010 – 2014E CAGR: 16%
Mgmt 2010 – 2014E CAGR: 17%
$MM
200
160
120
80
40
0
114
92
111
119
134
130
154
150
169
172
2009A
2010A
2011E
2012E
2013E
2014E

	2009A	2010A	2011E	2012E	2013E	2014E
Street Growth		*(19.7%)*	*21.2%*	*20.4%*	*14.5%*	*9.8%*
Mgmt Growth			*29.8%*	*9.2%*	*14.9%*	*14.9%*

Actual Street Revised Mgmt

Notes

1. Street Case based on I/B/E/S consensus and Wall Street Research as of May 17, 2011; Revised Management Case based on Earth management guidance
2. 2009A and 2010A are as reported
3. Adjusted for stock based compensation
4. Adjustments include: non-cash interest expense, transaction related amortization and stock based compensation
5. 2011 FCF excludes cash outflow related to $41MM cash acquisition of EquiClaim

Morgan Stanley

3

Project Space

PV of Synergies (10)

$MM, except per share amounts

Total Per Share

$75MM Run Rate $433 $3.74

$100MM Run Rate $577 $4.98

$125MM Run Rate $721 $6.23

Street Case

Revised Management Case

/ Incremental Synergy Value (PV of $100MM run rate)

Morgan Stanley

CONFIDENTIAL & PRELIMINARY

Preliminary Valuation Summary

As of May 17, 2011

Preliminary Valuation Summary (1,2,3) Current Stock Price Current Offer Price

$ per share $14.66 $19.50

Methodology Metric

LTM Trading Range:

10 17

- (High on 04/06/11; Low on 09/09/10)

FV Median: $16

1 Analyst Price Targets (4): 11 21

Future Value $11 - $21 10 19

Present Value $10 - $19 PV Median: $15

2 Public Market Trading Multiples (5,6):

12 17

2011 AV / EBITDA Trading Multiple (7.5x - 9.5x) $303MM

2011 Growth Adj. EBITDA Trading Multiple (0.85x - 1.00x) $303MM / 8.8% 12 15

2011 P / E Trading Multiple (14.0x - 20.0x) $1.03 14 21

2011 P / E / G Trading Multiple (0.8x - 1.1x) $1.03 / 15.5% 13 18

3 Precedent Transactions (7):

19 25

HCIT $1Bn+ Deals: 10.0x - 12.5x NTM EBITDA $309MM

14 24

Processing $1Bn+ Deals: 8.0x - 12.0x NTM EBITDA $309MM

30% - 50% Premium to Current Stock Price $14.66 19 22

4 Illustrative LBO Analysis (8): 13 17

- 17.5% - 25.0% IRR 15 21

- 6.5x LTM Leverage and Exit at Entry Multiple

(8) 16 22

5 Discounted Cash Flow Analysis:

- 8.0x - 10.0x Terminal EBITDA; 8.5% - 9.5% WACC 18 24

6 Discounted Equity Value Analysis (9): 18 24

9.1x - 11.1x NTM EBITDA 18 25

0 10 20 30 40

Notes

1. All per share values based on dilution of options and warrants under the treasury stock method at each price assuming 115.82MM of basic Class A and Class B shares

2. Assumes minority interest accounted for by including Class B shares in basic shares calculation

3. EBITDA = “Adjusted EBITDA” which excludes stock-based compensation; EPS = “Adjusted EPS” which excludes non-cash interest expense, deal related amortization and stock- based compensation

4. Per Factset Analyst Price Targets, Present Value discounted back for an illustrative 12 months assuming 10.1% cost of equity

5. Street case based on median I/B/E/S consensus; based on a net debt at 12/31/2010 of $890MM

6. Growth Adjusted EBITDA = 2011 EBITDA ($303MM) * 2011-2013 EBITDA CAGR * 100 (8.8x)

7. 3/31/2011 NTM EBITDA calculated as 75% of 2011 and 25% of 2012 EBITDA; estimated net debt as of 3/31/2011 of $893MM (adjusted for EquiClaim acquisition)

8. Valuation as of 6/30/2011; estimated net debt as of 6/30/2011 of $865MM for the Street Case and $863MM for the Revised Management Case

9. Discounted to 3/31/11 assuming a 10.1% cost of equity

10. Run rate synergies per management guidance. Synergies discounted at 9% WACC and assumes 50% of run rate synergies in Year 1, 100% of run rate synergies in Year 2 and 0% PGR, and cost to achieve synergies equal to 100% of run rate synergies. Per share synergies based on current FDSO

4